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                                                                    EXHIBIT 23.7

                              [KPMG LLP LETTERHEAD]



                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Westport Resources Corporation

We consent to the use of our report on the combined statements of revenues and direct operating expenses for certain oil and natural gas properties and mid-stream gathering and compression assets of El Paso Corporation and certain of its affiliates for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000, incorporated by reference herein.

                                  /s/ KPMG LLP

                                  KPMG LLP



Denver, Colorado
January 23, 2003